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                                  Exhibit 10.8

                              EMPLOYMENT AGREEMENT
                              --------------------

          EMPLOYMENT AGREEMENT ("Agreement") dated as of the 30th day of October, 2000, by and between Transit Group, Inc., a Florida corporation (hereinafter called the "Company"), and James Overley, a Georgia resident (hereinafter called the "Employee").

                             W I T N E S S E T H :
                             -------------------

          WHEREAS, the Company and Employee desire to continue his employment with the Company according to the specific provisions set forth hereinbelow in return for the covenants made herein.

          NOW, THEREFORE, in consideration of the employment of the Employee by the Company, the above premises, and the mutual agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1.  Definitions.  As used in this Employment Agreement, the following
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words (and any derivative form thereof) shall have the meaning set forth below:

              (a)  Agreement.  "Agreement" means this Employment Agreement.
                   ---------
              (b)  Constructive Termination.  "Constructive Termination" shall
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be deemed to have occurred upon Employee's voluntary termination of his employment with the Company within ninety (90) days following: (i) a material modification of the role of Employee which results in the substantial diminution of the duties, functions and responsibilities of the Employee without his written consent; (ii) the relocation of the office of the Employee outside the Atlanta, Georgia metropolitan area or the State of Indiana without the Employee's prior written consent; (iii) a Change of Control in the Company; or
(iv) a material breach by the Company of the provisions of Section 4 of this Agreement which is not cured by the Company within twenty (20) days following written notice thereof.

              (c)  Change in Control of the Company.  A "Change in Control in
                   --------------------------------
the Company" shall be deemed to have occurred as of the date of consummation of:
(A) a plan of complete liquidation of the Company; or (B) an agreement for the sale or disposition of all or substantially all of the Company's assets; or (C) a merger, consolidation, or reorganization of the Company with or involving any other corporation other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization. Notwithstanding the foregoing, in no event shall a "Change in Control of the Company" be deemed to have occurred if the Employee is part of a purchasing group which consummates the Change-in-
Control transaction. Employee shall be deemed "part of a purchasing group" for purposes of the preceding sentence if
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the Employee is an equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent (3%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the nonemployed continuing Directors).

              (d)  Customers.  "Customers" means those persons, corporations,
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firms, partnerships and other entities who have purchased within the past twelve months or who purchase during the term hereof the services offered by the Company.

              (e)  Proprietary Information.  "Proprietary Information" means all
                   -----------------------
information that gives the Company or its affiliates a competitive advantage, including without limitation, confidential specifications, know-how, strategic or technical data, processes, business or financial documents or information, sales and marketing data, marketing research data, all customer lists, customer account records, personnel records, pricing information, all financial information of the Company, its affiliates and their customers, and trade secrets, all of which are confidential and may be proprietary. Employee acknowledges that the Proprietary Information is subject to reasonable efforts by the Company and its affiliates to maintain its secrecy, and that Proprietary Information includes any and all items enumerated in the preceding sentence and coming within the scope of the Company's or its affiliates' businesses as to which the Employee may have access, whether conceived, developed, or compiled by others or by the Employee alone or with others during the period of his service to the Company, whether or not conceived, developed or compiled during regular working hours. Proprietary Information shall not include any records, data, or information which are in the public domain during the period of service by the Employee, provided the same are not in the public domain as a consequence of disclosure directly or indirectly by the Employee in violation of this Agreement.

              (f)  Term.  "Term" shall have the meaning set forth in Section 6
                   ----
hereof.

          2.  Employment.  The Company hereby employs the Employee as Senior
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Vice President, Chief Financial Officer and Treasurer, and the Employee hereby accepts such employment under and subject to the terms and conditions hereinafter set forth.

          3.  Duties.
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              (a)  The Employee shall faithfully and diligently perform such duties as may be assigned to him from time to time by the Chief Executive Officer of the Company or his designee, and shall timely report to such officers as may be requested of Employee. The Employee shall, during the Term, devote his full time, skills and best efforts to the performance of his duties hereunder, to the exclusion of all other business activities; provided that the Employee may manage his own passive investments so long as such management does not interfere materially with the performance of his services hereunder.

              (b) All funds and property received by the Employee on behalf of the Company shall be received and held by the Employee in trust, and the Employee shall account for and promptly remit all such funds to the Company.

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          4.  Compensation.
              ------------

              (a)  Base Salary.  In consideration of the services rendered by
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the Employee under this Agreement, the Company shall pay the Employee as compensation a base salary (the "Base Salary") of Two Hundred Thousand Dollars ($200,000) per annum for the first year of the Term, to be increased to Two Hundred Ten Thousand Dollars ($210,000) per annum for the second year of the Term, and Two Hundred Twenty Five Thousand Dollars ($225,000) per annum for the third year of the Term. The Employee's Base Salary shall be paid as earned on a bi-weekly basis, in arrears, subject to normal payroll, tax and other withholdings.

              (b)  Bonus Compensation.  Employee shall also be eligible to
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receive an annual performance bonus in a target amount of twenty-five percent
(25%) to forty percent (40%) of Employee's Base Salary, as determined in the discretion of the Compensation Committee of the Company's Board of Directors based on the Company's financial performance. Employee shall also be eligible to receive a one-time bonus in the event the Company's existing senior secured credit facility with Bank One, N.A. (the "Credit Facility") is extended or refinanced without the involvement of any court, administrator or trustee. In the event the Credit Facility is refinanced or extended by written agreement for a period not to exceed six (6) months, then the Company shall pay to Employee a bonus equal to ten percent (10%) of Employee's Base Salary. In the event the Credit Facility is refinanced or extended by written agreement for a period greater than six (6) months but not exceeding twelve (12) months, then the Company shall pay to Employee a bonus equal to fifteen percent (15%) of Employee's Base Salary. In the event the Credit Facility is refinanced or extended by written agreement for a period greater than twelve (12) months, then the Company shall pay to Employee a bonus equal to twenty percent (20%) of Employee's Base Salary. This one-time bonus shall be paid, in the Company's discretion, either upon the closing of the applicable refinancing or extension or together with the next regular payroll period. All bonuses paid pursuant to this Section 4(b) shall be subject to any and all withholdings pursuant to applicable law.

          5.  Other Benefits.  The Employee shall be entitled to all fringe
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benefits, if any, as may be approved by the Board of Directors from time to time, including the following:

              (a)  Paid Vacation.  The Employee shall be entitled to three weeks
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paid vacation to be taken in accordance with the Company's policies and practices with respect to vacations as from time to time established by the Board of Directors.

              (b)  Insurance Benefits.  During the term of this Agreement the
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Employee shall be entitled to participate in such accident and health, dental, disability, and life insurance programs as the Company may from time to time make available to its employees; provided, however, the face amount of the term life insurance policy insuring the life of Employee shall not be less than $500,000 so long as Employee is insurable at reasonable rates.

              (c)  Automobile Allowance.  During the Term of this Agreement, the
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Company shall pay to Employee a monthly automobile allowance of Nine Hundred
Fifty Dollars ($950.00) per month.

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              (d)  401(k) Plan.  Effective January 1, 2001, Employee shall be
                   -----------
eligible to participate in the Company's 401(k) plan, and the Company shall make a matching contribution equal to fifty percent (50%) of Employee's contributions to such plan, but only to the extent Employee's contribution does not exceed the maximum annual deferral amount allowed by the Internal Revenue Service.

              (e)  Stock Options.  Employee shall receive a stock option to
                   -------------
purchase sixty thousand (60,000) shares of Common Stock of the Company pursuant to and subject to the terms of the Company's Stock Option Plan. The exercise price for the shares of Common Stock which may be purchased thereunder shall be equal to the closing sales price of the Company Common Stock as reported by Nasdaq as of the date hereof. The option shall become exercisable over a two year period following the date hereof, with the right to purchase 2,500 shares vesting each month, subject to Employee's continued employment hereunder; provided that the right to purchase all shares underlying such option shall immediately vest in full upon the occurrence of a Change in Control of the Company.

              (f)  Relocation Expenses in the Event of Move to Indiana. In the
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event Employee is required to relocate his principal residence to the State of
Indiana, the Company shall reimburse Employee for all reasonable and necessary relocation expenses incurred or paid by Employee in connection therewith, including (i) expenses related to the sale of Employee's home and the purchase of a home at the Company's Indiana location (i.e. real estate broker's commissions and related expenses), (ii) the transport of Employee's household goods, and (iii) a lump sum payment equal to one month's Base Salary to cover incidental relocation expenses. Reimbursement shall be subject to reasonable substantiating and supporting documents of said expenses as may be requested and specified by the Company from time to time.

          6.  Term.  The term of employment under this Agreement (the "Term")
              ----
shall begin on the date hereof and shall continue for a period of three (3) years thereafter, unless sooner terminated as provided in Section 7.

          7.  Termination.
              -----------

              (a)  Permanent Disability.  In the event of the disability of the
                   --------------------
Employee for a period in excess of ninety (90) consecutive days, such that the Employee is unable to perform his services hereunder, his employment by the Company shall be deemed to terminate at the end of the calendar month which includes the last day of such 90-day period, and all payments and benefits shall then cease.

              (b)  By the Company -- Cause.  The employment of the Employee by
                   -----------------------
the Company may be terminated by the Company for cause, as follows:

                   (1) If the Employee has been convicted of, or pleads guilty or nolo contendere to, a felony or any crime involving moral turpitude, the Company may terminate the Employee's employment immediately upon the occurrence of such conviction or plea.

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                   (2)  If the Employee has engaged in willful misconduct,
          fraud, larceny or conversion with respect to the Company, its business or properties, the Company may terminate Employee's employment immediately.

                   (3) If the Employee has (i) willfully neglected his material duties to the Company or (ii) willfully failed to substantially perform the duties to the Company reasonably requested of him in a satisfactory manner, as determined by the Board of Directors, and after written notice of the same, specifying in reasonable detail the alleged neglect or unsatisfactory performance, if the Employee fails to correct his performance within thirty (30) days after such notice, the Company may terminate the Employee's employment effective upon expiration of such thirty (30) day period. The parties agree that for purposes hereof, no act or failure to act shall be deemed "willful" unless done or omitted to be done in bad faith or without reasonable belief that the act or omission was in the best interest of the Company. Any act or failure to act by the Employee based upon authority given to Employee pursuant to a resolution duly adopted by the Company's Board of Directors or based upon the written advice of regular outside counsel to the Company shall be conclusively deemed to be done or omitted to be done by Employee in good faith and in the best interest of the Company.

          (c)  By the Company - Without Cause.  The employment of the Employee
               ------------------------------
by the Company may be terminated by the Company at any time and for any reason upon at least thirty (30) days' prior written notice.

          (d)  Effect of Termination.  In the event of termination for cause
               ---------------------
under Section 7(b), all rights to payments and benefits under this Agreement shall cease effective with termination of employment, and the Company shall have no further obligation to the Employee or his personal representative with respect to this Agreement, except for any Base Salary and any vacation or other leave time which is paid if not taken in accordance with Company policy and which has accrued through the effective date of termination and unpaid at such date.

          In the event of termination under Section 7(c) or in the event of the voluntary termination hereof by Employee as a result of a Constructive Termination, the Employee shall be entitled to receive severance in the form of continuation of his Base Salary for the greater of (i) the remainder of the Term hereof or (ii) twelve (12) months. In the event Employee voluntarily terminates his employment for any reason other than Constructive Termination, Employee shall not be entitled to any severance hereunder. Employee agrees that any payments, compensation, or benefits that become due or are deferred until after termination of employment are expressly subject to and conditioned upon Employee's faithful adherence to the terms of this Agreement.

          8.  Fiduciary Obligations.  In the course of his service to the
              ---------------------
Company, the Employee may have access to Proprietary Information. Employee acknowledges and agrees that Proprietary Information is of critical importance to the Company and a violation of this Agreement would seriously and irreparably impair and damage the Company's business. The Employee shall keep all Proprietary Information in a fiduciary capacity for the sole and exclusive

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benefit of the Company. The Employee shall not during the term of this Agreement or thereafter for a period of five (5) years (or with respect to any trade secrets, for such longer period of time as such trade secrets are protected by law) use for his own benefit, or disclose, directly or indirectly, any Proprietary Information to any person other than the Company or authorized employees thereof at the time of such disclosure, or such other persons to whom the Employee has been specifically instructed to make disclosure by the Company and in all such cases only to the extent required in the course of the Employee's service to the Company. At the termination of his employment, the Employee shall deliver to the Company all notes, letters, documents and records which may contain Proprietary Information which are then in his possession or control and shall not retain or use any copies or summaries thereof.

          9.  Remedies.  It is specifically understood and agreed that any
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breach of the provisions of Section 8 of this Agreement is likely to result in irreparable injury to the Company and that the remedy at law alone will be an inadequate remedy for such breach, and that in addition to any other remedy it may have, the Company shall be entitled to enforce the specific performance of this Agreement by the Employee and to see, both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages.

          10.  Enforceability.  The existence of any claim, demand, action, or
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cause of action by the Employee against the Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of its rights hereunder.

          11.  Notices.  All notices, requests, demands and other communications
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required or permitted hereunder shall be in writing and, if mailed by prepaid first class mail or certified mail, return receipt requested, at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise, shall be deemed to have been received on the earlier of the date shown on the receipt or three (3) business days after the postmarked date thereof and, if telexed or telecopied, shall be followed forthwith by letter and shall be deemed to have been received on the next business day following dispatch and acknowledgment of receipt by the recipient's telex or telecopy machine. In addition, notices hereunder may be delivered by hand, in which event the notice shall be deemed effective when delivered, or by overnight courier, in which event the notice shall be deemed to have been received on the next business day following delivery to such courier. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

          (i)  If to the Company:

               Transit Group, Inc.
               Overlook III, Suite 1740
               2859 Paces Ferry Road
               Atlanta, Georgia 30339
               Attn:  Philip A. Belyew, President

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          (ii)  If to Employee:

                James G. Overley
                4234 Carillon Trace
                Kennesaw, Georgia  30144

Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 10.

          12. Miscellaneous.
              -------------

              (a)  Merger.  This Agreement constitutes the entire understanding
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and agreement between the parties hereto with regard to the subject matter hereof, expressly superseding all prior promises, representations, inducements, understandings and agreements between the Company and Employee, whether written or oral, with respect to the subject matter hereof. This Agreement may not be amended or revised except by a writing signed by the parties.

              (b)  Successors and Assigns.  This Agreement shall be binding upon
                   ----------------------
and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company or its successor may be merged or which may succeed to its assets or business, although the obligations of the Employee are personal and may be performed only by him.

              (c)  Captions.  Captions herein have been inserted solely for
                   --------
convenience of reference and in no way define, limit or describe the scope of substance of any provision of this Agreement.

              (d)  Severability.  The provisions of this Agreement are
                   ------------
severable, and invalidity of any provision shall not affect the validity of any other provision.

              (e)  Governing Law.  This Agreement shall be construed under and
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governed by the laws of the State of Georgia.

              (f)  Waiver.  The waiver by either party of any breach of this
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Agreement by the other party shall not be effective unless in writing, and no such waiver shall operate or be construed as the waiver of the same or another breach on a subsequent occasion.

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          IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as a sealed instrument as of the day and year first above written.

                              THE COMPANY:

                              TRANSIT GROUP, INC.

                              BY:  /s/ Philip A. Belyew
                                 --------------------------------------------
                                   PHILIP A. BELYEW, Chief Executive Officer

                              EMPLOYEE:

                                  /s/ James G. Overley
                              --------------------------------------------
                                  JAMES G. OVERLEY

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